Exhibit 99.1

Contact: Susan B. Railey
         (301) 468-3120
         Sharon Bramell                     FOR IMMEDIATE RELEASE
         (301) 231-0351


                      AIM 85 DECLARES MONTHLY DISTRIBUTION
                      FOR SEPTEMBER OF THREE CENTS PER UNIT


                Total for the Third Quarter is 13 Cents Per Unit
                          ---------------------------


     ROCKVILLE, MD, September 19, 2003 -- (AMEX/AII) The general partner of American Insured Mortgage Investors - Series 85, L.P. (AIM 85) today declared the monthly distribution for September 2003 in the amount of three cents per unit regular cash flow. Holders of record on September 30, 2003, will receive this amount as part of the third quarter distribution which will be paid on November 3, 2003.

     Record dates for the AIM 85 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter. The total distribution of 13 cents per unit for the third quarter of 2003 includes three cents per unit regular cash flow for the months of July, August and September, plus four cents per unit mortgage proceeds for the month of July.


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